Exhibit 4

British American Tobacco p.l.c.

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

On 29 March 2022 the independent Trustee of the British American Tobacco Group Employee Trust released the following number of British American Tobacco p.l.c. 25p ordinary shares (the “Shares”) granted to the following person discharging managerial responsibilities under the 2019 Deferred Share Bonus Scheme (“2019 Award”). Subsequent sale of shares is also set out below.

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Marina Bellini
2	Reason for the notification
a)	Position/status	Director, Digital and Information
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
Transaction 1
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Shares released under the Deferred Share Bonus Scheme (2019 Award)
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£30.83	5,525

d)	Aggregated information - Aggregated volume - Price	5,525 £30.83
e)	Date of the transaction	2022-03-29
f)	Place of the transaction	London Stock Exchange (XLON)

Transaction 2
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Sale of shares to meet tax liability arising on vesting of Deferred Share Bonus Scheme (2019 Award)
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£32.99	2,599

d)	Aggregated information - Aggregated volume - Price	2,599 £32.99
e)	Date of the transaction	2022-03-29
f)	Place of the transaction	London Stock Exchange (XLON)

Name of officer of issuer responsible for making notification: Oliver Martin Date of notification: 1 April 2021